As Filed with the Securities and Exchange Commission on April 11, 1994
						Registration No. 33-

		       SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C.  20549
			  ___________________________

				   FORM S-8
			    REGISTRATION STATEMENT
				     UNDER
			  THE SECURITIES ACT OF 1933
			  ___________________________

			     STIFEL FINANCIAL CORP.
	       (Exact name of registrant as specified in charter)

	  Delaware                                     43-1273600
 (State or other jurisdiction of         (IRS Employer Identification Number)
  incorporation or organization)

  500 N. Broadway, Suite 1500
     St. Louis, Missouri                             63102-2188
(Address of principal executive offices)             (Zip Code)
			   ___________________________

			      STIFEL FINANCIAL CORP.
			1993 EMPLOYEE STOCK PURCHASE PLAN
			    (Full title of the plan)
			   ___________________________
			       GREGORY F. TAYLOR
		  President, Chief Executive Officer and Director
			   500 N. Broadway, Suite 1500
			 St. Louis, Missouri  63102-2188
		     (Name and address of agent for service)
  Telephone number, including area code, of agent for service: (314) 342-2000
			  ___________________________
				    Copy to:
			     JANET M. FRANKLIN, ESQ.
			       Thompson & Mitchell
			      One Mercantile Center
			   St. Louis,  Missouri  63101
				(314) 231-7676

			 CALCULATION OF REGISTRATION FEE
			  ___________________________
				     Proposed     Proposed
    Title of                         Maximum      Maximum
   Securities           Amount       Offering     Aggregate      Amount of
     to be              to be        Price Per    Offering       Registra-
   Registered         Registered     Share(1)     Price(1)       tion Fee
  Common Stock,
$.15 par value(2)   564,000 shares    $8.50      $4,794,000      $1,652.97
			  ___________________________
(1) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h), based upon a price of $8.50 per share, being the average of the high and low prices per share as reported on the New York Stock Exchange on April 6, 1994.

(2) Including attached Preferred Stock Purchase Rights.


			     STIFEL FINANCIAL CORP.
		       1993  EMPLOYEE STOCK PURCHASE PLAN

Item 3.  Incorporation of Certain Documents by Reference.

	The following documents filed by Stifel Financial Corp. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

	  (i) The Company's Transition Report on Form 10-K for the five months ended December 31, 1993.

	 (ii) The description of the Company's Common Stock set forth in the Company's registration statement filed under the Securities Exchange Act of 1934 (File No. 1-9305), including any amendment filed for the purpose of updating such description.

	(iii) The description of the Preferred Stock Purchase Rights which is contained in the Company's Registration Statement on Form 8-A filed on July 10, 1987.

	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents.


Item 6.  Indemnification of Directors and Officers.

	Section 145(c) of the Delaware General Corporation Law provides that a corporation shall indemnify a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred in defense of any action if he has been successful in defense of such action and if such action is one for which the corporation may indemnify such person under
Section 145(a) or (b). Section 145(a) provides that the corporation may indemnify any such person in any corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 145(b) provides that the corporation may indemnify any such person in an action by or in the right of the corporation if he acted in good faith; and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that such person may not be indemnified in respect of any matter in which he has been judged liable to the corporation, unless authorized by the court.

	Section 6.4 of the By-Laws of the Company provides as follows:

	   Section 6.4 Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

	Pursuant to amendments of the Delaware General Corporation Law effective July 1, 1986, the Company amended its Certificate of Incorporation to eliminate the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

	The Company has entered into Indemnification Agreements with each member of its Board of Directors. Pursuant to these Indemnification Agreements, the Company agrees to hold harmless each director, and his respective heirs, successors and estate, generally to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time, and specifically against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by a director, his heirs, successor and estate, in connection with certain pending or completed actions, suits or proceedings, to which the director, his heirs, successor and estate are or were a party, or were threatened to be made a party. Indemnification will not be provided under certain circumstances enumerated in the Indemnification Agreements.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 8.  Exhibits.

	See Exhibit Index following signature pages hereof.

Item 9.  Undertakings.

   (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

	  (i)   To include any prospectus required by Section
		10(a)(3) of the Securities Act of 1933;

	  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

	  (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

	   Provided, however, that paragraphs (a)(1)(i) and
	(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
	Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



	SIGNATURES

	The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 11, 1994.

	STIFEL FINANCIAL CORP.



					By /s/ Gregory F. Taylor
					   Gregory F. Taylor
					   President, Chief Executive
						Officer and Director


	POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints GREGORY F. TAYLOR and MARK D. KNOTT, or either of them, as his true and lawful attorneys-in-fact, with full power and authority separately to execute in the name of each such person, and file any amendments to this Registration Statement as such attorneys-in-fact, or either of them separately, deem necessary or advisable to enable Stifel Financial Corp. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, and does hereby ratify and confirm all that such attorneys-in-fact, or either of them separately, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


	 Signature                Title                              Date

 /s/ George H. Walker III    Chairman of the Board              April 8, 1994
George H. Walker III


 /s/ Gregory F. Taylor       President, Chief Executive         April 11, 1994
Gregory F. Taylor            Officer and Director
			     (Principal Executive Officer)



 /s/ Belle A. Cori           Director                           April 8, 1994
Belle A. Cori



 /s/ Richard F. Ford         Director                           April 8, 1994
Richard F. Ford



 /s/ John J. Goebel          Director                           April 11, 1994
John J. Goebel



 /s/ Mark D. Knott           Director; Chief Financial          April 8, 1994
Mark D. Knott                Officer (Principal Financial
			     and Accounting Officer)



 /s/ Robert E. Lefton        Director                           April 8, 1994
Robert E. Lefton



			     Director                           April __, 1994
James M. Oates



			     Director                           April __, 1994
DeWayne R. Von Feldt





































			     EXHIBIT INDEX

Exhibit No.

4.1     Articles of Incorporation of the Company, filed as
	Exhibit 3(a)(1) to the Company's Annual Report on Form 10-K for the fiscal year ended July 30, 1992, and incorporated herein by reference.

4.2 By-Laws of the Company, filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended July 30, 1992, and incorporated herein by reference.

4.3 The description of the Preferred Stock Purchase Rights which is contained in the Company's Registration Statement on Form 8-A filed on July 10, 1987, and incorporated herein by reference.

4.4 Stifel Financial Corp. 1993 Employee Stock Purchase Plan, filed as Annex A to the Company's Proxy Statement for the 1992 Annual Meeting of Stockholders, filed on October 28, 1992, and incorporated herein by reference.

4.5     Amendments to the Stifel Financial Corp. 1993 Employee Stock
	Purchase Plan.

5 Opinion of counsel as to the legality of the securities to be issued.

23.1    Consent of Coopers & Lybrand.

23.2    Consent of counsel (included in Exhibit 5 hereof).

24      Powers of Attorney (included on signature pages hereof).